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                                                                      Exhibit 9B


                    COLUMBIA FIXED INCOME SECURITIES FUND, INC.
                      AMENDMENT TO TRANSFER AGENT AGREEMENT

                                 JANUARY 1, 1997

     The Transfer Agent Agreement dated as of April 29, 1988, between Columbia Fixed Income Securities Fund, Inc. and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.   This Amendment is effective January 1, 1997.


                                  COLUMBIA FIXED INCOME
                                  SECURITIES FUND, INC.


                                  By  /s/ George L. Hanseth
                                      -------------------------------
                                  Title:  Senior Vice President

                                  COLUMBIA TRUST COMPANY


                                  By  /s/ John A. Kemp
                                      -------------------------------
                                  Title:  Senior Vice President